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[LOGO] Kaiser Group                                                   EXHIBIT 99
       International
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Kaiser Group International, Inc
9300 Lee Highway
Fairfax, Virginia 22031
703/934-3300 Fax 703/934-3740
www.kaiseregineers.com


FOR IMMEDIATE RELEASE                Press and Investor Contact: Marijo Ahlgrimm
                                                                    703/934-3995



KAISER GROUP INTERNATIONAL ANNOUNCES EFFECTIVENESS OF PLAN OF REORGANIZATION AND FORMATION OF KAISER GROUP HOLDINGS, INC.

FAIRFAX, VA, December 18, 2000 Kaiser Group International, Inc. (OTCBB: KSRG) announced that its Plan of Reorganization, which was confirmed by Order of the United States Bankruptcy Court for the District of Delaware on December 5, 2000, became effective today. As a result, Kaiser Group International, Inc. is now 100% owned by Kaiser Group Holdings, Inc., a newly formed Delaware corporation and a "successor issuer" to Kaiser Group International, Inc. by virtue of Rule 12g-3(a) under the Securities Exchange Act of 1934. Future filings with the Securities and Exchange Commission will be filed under the name Kaiser Group Holdings, Inc. rather than under the name Kaiser Group International, Inc.

Kaiser Group International, Inc. ("Old Kaiser") filed with the Securities and Exchange Commission on December 14, 2000 a Current Report on Form 8-K summarizing the terms of the Plan of Reorganization of Old Kaiser and its debtor subsidiaries and how the Plan will be implemented.

As explained in more detail in the Form 8-K, with the effectiveness of the Plan of Reorganization, shares of common stock of Old Kaiser ("Old Common Stock") no longer represent shares of common stock of Kaiser Group International, Inc. Instead, shares of Old Common Stock represent the right to receive the number of shares of common stock of Kaiser Group Holdings, Inc. ultimately distributable to holders of Old Common Stock under the Plan of Reorganization.

Similarly, and as more fully described in the Form 8-K, as of the effective date of the Plan, Old Kaiser's senior subordinated notes due 2003 ("Old Subordinated Notes") no longer represent a debt obligation of Old Kaiser. Instead, the Old Subordinated Notes now represent the right to receive (1) cash and preferred stock and common stock of Kaiser Holdings distributable to holders of Allowed Class 4 Claims under Old Kaiser's Plan of Reorganization and (2) to the extent the holder of an Old Subordinated Note accepted the exchange offer of Kaiser Government Programs, Inc. ("KGP") that was completed on November 15, 2000, or is a direct or indirect transferee from a holder of Old Subordinated Notes who accepted the KGP exchange offer, the appropriate number of KGP put rights that were offered in that exchange.

Kaiser Group Holdings, Inc. expects that, until the initial distribution of cash and preferred and common stock of Kaiser Group Holdings, Inc. is made under the Plan of Reorganization, shares of Old Common

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Stock will continue to trade on the NASD's electronic bulletin board under the symbol "KSRG."

Shares of preferred stock and common stock of Kaiser Group Holdings, Inc. distributable to holders of Allowed Claims and Allowed Equity Interests (as defined in the Old Kaiser Plan of Reorganization), including holders of Old Common Stock and Old Subordinated Notes, will not be tradable before the dates of actual distribution. Kaiser Holdings plans to attempt to cause its new preferred stock and new common stock to be tradable on the NASD's electronic bulletin board following the initial distribution. Details concerning any such trading availability, including the symbols for Kaiser Holdings' new preferred stock and new common stock, will be announced in connection with the initial distribution.

As noted above, the Current Report on Form 8-K filed by Kaiser Group International, Inc. on December 14, 2000 and the exhibits thereto include important information concerning the implementation of Old Kaiser's Plan of Reorganization and Kaiser Holdings. Holders of securities previously issued by Old Kaiser are urged to review that Current Report on Form 8-K and its exhibits, which are available on the internet through the Securities and Exchange Commission's EDGAR system at www.sec.gov/edgarhp.htm.